UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2022

__________________________________________
SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

 __________________________________________

England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Pleasant Street
Attleboro, Massachusetts 02703, United States
(Address of Principal executive offices, including Zip Code)
+1(508) 236 3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Safe Harbor Statement
This Current Report on Form 8-K (“Form 8-K”) is being filed by Sensata Technologies Holding plc (the “Company”), a public limited company incorporated under the laws of England and Wales, which, collectively with its wholly owned subsidiaries, is referred to herein as “Sensata,” “we,” “our,” or “us.” Statements in this Form 8-K that are not historical facts, such as those identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions, are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the use of proceeds from the sale and issuance of the Notes (as defined below). By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties include, but are not limited to, changes in our strategic priorities, unanticipated demands on our capital resources, new opportunities that may arise, such as acquisition opportunities, and other decisions we may make regarding the deployment of capital. Detailed information about these and other risks is included in our Annual Report on Form 10-K for the year ended December 31, 2021 and our other reports filed with the Securities and Exchange Commission. Because actual results could differ materially from our intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this Form 8-K with caution. Except as required by applicable law, we do not undertake any obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1.01	Entry Into a Material Definitive Agreement.
On August 29, 2022 (the “Closing Date”), Sensata Technologies, B.V. (“STBV”), an indirect, wholly owned subsidiary of the Company, completed the issuance and sale of $500.0 million aggregate principal amount of STBV’s 5.875% senior notes due 2030 (the “Notes”).
The Company intends to use the net proceeds from the issuance and sale of the Notes to redeem STBV’s 4.875% senior notes due 2023.
Indenture
The Notes were issued pursuant to an indenture, dated as of the Closing Date (the “Indenture”), among STBV, the guarantors named therein (the “Guarantors”), and The Bank of New York Mellon, as trustee (the “Trustee”).
Interest and Maturity
The Notes bear interest at a rate of 5.875% per annum and mature on September 1, 2030. Interest is payable on the Notes on September 1 and March 1 of each year, commencing on March 1, 2023.
Guarantees
As of the Closing Date, STBV’s obligations under the Notes are guaranteed by each of STBV’s wholly owned subsidiaries that is a borrower or guarantor under the senior secured credit facilities of STBV’s wholly owned subsidiary Sensata Technologies, Inc. (the “Senior Credit Facilities”) and an issuer or a guarantor under the following existing senior notes (collectively, the “Existing Notes”): STBV’s 4.875% senior notes due 2023, 5.625% senior notes due 2024, 5.000% senior notes due 2025, and 4.000% senior notes due 2029; and Sensata Technologies, Inc.’s 4.375% senior notes due 2030 and 3.750% senior notes due 2031. The Notes are STBV’s, and the guarantees are the Guarantors’, senior unsecured obligations and rank equally in right of payment to all existing and future senior indebtedness of STBV or the Guarantors, respectively, including indebtedness under the Senior Credit Facilities and the Existing Notes. The Notes and the guarantees rank senior in right of payment to all of STBV’s and the Guarantors’ existing and future indebtedness and other obligations that expressly provide for their subordination to the Notes and the guarantees. The Notes and the guarantees are effectively junior to STBV’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness, including secured indebtedness under the Senior Credit Facilities. The Notes and the guarantees also will be structurally subordinated to all existing and future obligations, including trade payables, of any of, as applicable, STBV’s or the respective Guarantor’s subsidiaries that do not guarantee the Notes.
Covenants
The Indenture contains covenants that limit the ability of STBV and its subsidiaries to, among other things: incur liens; engage in sale and leaseback transactions; with respect to any subsidiary of STBV, incur indebtedness without such subsidiary’s guaranteeing the Notes; or consolidate, merge with, or sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of their properties or assets to, another person. These covenants are subject to important exceptions and qualifications set forth in the Indenture.
The guarantees of the Notes and certain of these covenants will be suspended if the Notes are assigned an investment-grade rating by either S&P Global Ratings or Moody’s Investors Service, Inc. and no default has occurred and is continuing. The guarantees of the Notes and the suspended covenants will be reinstated in the event that the Notes are rated below investment grade by both rating agencies or an event of default has occurred and is continuing at such time.
Events of Default
The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness, certain events of bankruptcy or insolvency, failure to pay certain judgments, and failure of the guarantees of significant subsidiaries to remain in full force and effect. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately. All provisions regarding remedies in an event of default are subject to the Indenture.
Optional Redemption
At any time, and from time to time, prior to September 1, 2025, STBV may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus a “make whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after September 1, 2025, STBV may redeem the Notes, in whole or in part, at the following prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date:

Period beginning September 1,	Price
2025	102.938%
2026	101.469%
2027 and thereafter	100.000%
In addition, at any time prior to September 1, 2025, STBV may redeem up to 40% of the principal amount of the outstanding Notes (including additional Notes, if any) with the net cash proceeds of certain equity offerings at a redemption price (expressed as a percentage of principal amount) of 105.875%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, provided that at least 60% of the aggregate principal amount of the Notes (including additional Notes, if any) remains outstanding immediately after each such redemption.
Upon the occurrence of certain changes in control, each holder of the Notes will have the right to require STBV to repurchase the Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.
Upon changes in certain tax laws or treaties, or any change in the official application, administration, or interpretation thereof, STBV may, at its option, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, premium, if any, and all Additional Amounts (as defined in the Indenture), if any, then due and which will become due on the date of redemption.
The offer and sale of the Notes has not been registered under the Securities Act of 1933, as amended, and, unless so registered, the Notes may not be offered or sold in the United States without an applicable exemption from the registration requirements of that act.
A copy of the Indenture is attached as Exhibit 4.1 to this Form 8-K and is incorporated by reference herein. The description of the material terms of the Notes, the guarantees and the Indenture is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.
The information set forth in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.
On August 29, 2022, the Company issued a press release announcing STBV intends to redeem in full all $500,000,000 in aggregate principal amount of its outstanding 4.875% Senior Notes due 2023 (CUSIP Nos. 81725WAG8 and N78840AH3) (the “Notes”) on September 28, 2022.
The Redemption will be made in accordance with the terms of the indenture governing the Notes and the terms of the notice of redemption that is being sent to all registered holders of the Notes by the trustee for the Notes.
The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of August 29, 2022, among Sensata Technologies B.V., the Guarantors named therein, and The Bank of New York Mellon, as Trustee.
99.1	August 29, 2022 press release entitled "Sensata Technologies Holding plc Announces Upcoming Redemption of 4.875% Senior Notes due 2023 by Sensata Technologies B.V."
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ Maria Freve
Date:	September 1, 2022	Name: Maria Freve
Title: Vice President and Chief Accounting Officer

5